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                                                                    EXHIBIT 99.3

                                 EXHIBIT 1.1(A)

                        APPLICABLE ACCOUNTING PRINCIPLES


         The Estimated Closing Balance Sheet, the Preliminary Closing Balance Sheet, the Preliminary Audited Closing Balance Sheet, and the Final Closing Balance Sheet (collectively, the "Balance Sheets") shall not reflect any accrual, reserve, provision or Liability with respect to the following:

         1.       The Retained Businesses

         2.       The Retained Litigation

         3. Any Liabilities to the extent Seller has the clear obligation under the Agreement to fully satisfy such Liabilities without limitation of any kind.

         4. Costs and expenses related to the transactions contemplated by the Agreement to the extent paid or payable by Seller in accordance with this Agreement.

B. For purposes of the Balance Sheets, all intercompany investments and accounts of the Acquired Companies shall be settled and treated as equity.

C. The Balance Sheets shall not reflect any assets with respect to the following:

         1.       Cash retained by Seller

         2.       Temporary investments retained by Seller

         3.       The Retained Businesses

         4.       The Retained Litigation

         5. Capitalized costs related to the transactions contemplated by the Agreement


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